Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Amber Wallace

Executive Vice President, Chief Retail and Marketing Officer

330-720-6441

awallace@farmersbankgroup.com

Farmers National Banc Corp.

Announces Completion of Mergers with Maple Leaf Financial, Inc.,

and its subsidiary, Geauga Savings Bank

CANFIELD, OHIO, January 7, 2020 – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB), the holding company for The Farmers National Bank of Canfield (“Farmers National Bank”), announced on January 7, 2020 that it completed the merger of Maple Leaf Financial, Inc. (“Maple Leaf”), the holding company for Geauga Savings Bank (“Geauga”) into FMNB Merger Subsidiary III, LLC, a newly-formed, wholly-owned subsidiary of Farmers, and the merger of Geauga Savings Bank into Farmers National Bank.

“We are excited to complete this transaction, our fourth bank acquisition since 2015. In addition, we look forward to bring our successful community banking model to the attractive Geauga market and expand our profile in Cuyahoga County,” said Kevin J. Helmick, President & CEO of Farmers.

Farmers, headquartered in Canfield, Ohio, now has $2.7 billion in banking assets, over $1.3 billion in trust assets, and operates 41 branches in Northeast Ohio and Western Pennsylvania.

ABOUT FARMERS NATIONAL BANC CORP.

Founded in 1887, Farmers is a diversified financial services company headquartered in Canfield, Ohio, with $2.7 billion in banking assets and over $1.3 billion in trust assets. Farmers’ wholly-owned subsidiaries are comprised of Farmers National Bank, a full-service national bank engaged in commercial and retail banking with 41 banking locations in Mahoning, Trumbull, Columbiana, Stark, Summit, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, Farmers Trust Company, which operates two trust offices and offers services in the same geographic markets and National Associates, Inc. Farmers National Insurance, LLC, a wholly-owned subsidiary of Farmers National Bank, offers a variety of insurance products.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but rather statements based on the Company’s current expectations regarding its business strategies and its intended results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2018, which has been filed with the Securities and Exchange Commission (“SEC”) and is available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Factors that may cause or contribute to these differences may also include, without limitation, the Company’s failure to integrate Maple Leaf and Geauga Savings Bank in accordance with expectations; deviations from performance expectations related to Maple Leaf and Geauga Savings Bank; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the Company’s subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in the Company’s filings with the SEC.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on the Company’s behalf. The Company assumes no obligation to update any forward-looking statements.